EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form S-1, Amendment No. 1, of our report dated April 22, 2011, relating to the financial statements of Azteca Acquisition Corporation (a corporation in the development stage) and to the reference to our Firm under the caption “Experts” in the Prospectus.

/s/ Rothstein, Kass & Company, P.C.

Roseland, New Jersey
May 20, 2011